UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On May 27, 2015, the Board of Directors of EXCO Resources, Inc. (the “Company”) set August 5, 2015 as the date of the Company’s 2015 annual meeting of shareholders (the “Annual Meeting”) and the close of business on June 8, 2015 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

Because the date of the Annual Meeting has been changed by more than 30 calendar days from the date of the anniversary of the Company’s 2014 annual meeting of shareholders, the Company has set a new deadline for submission of shareholder proposals intended to be included in the Company’s proxy materials for the Annual Meeting. Shareholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposal is received by the Company at EXCO Resources, Inc., 12377 Merit Drive, Suite 1700, Dallas, Texas 75251, Attn: Secretary on or before the close of business on June 8, 2015, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must also comply with the rules and regulations of the Securities and Exchange Commission under Rule 14a-8 in order to be eligible for inclusion in the proxy materials for the Annual Meeting.

In addition, in accordance with the requirements contained in the Company’s Second Amended and Restated Bylaws (the “Bylaws”), shareholders who wish to bring business before the Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Bylaws) is received by the Company’s Secretary at the address specified above no later than the close of business on June 4, 2015. Any such proposal or nomination must meet the requirements set forth in the Bylaws in order to be brought before the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: May 28, 2015	By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel and Secretary